AMENDMENT NO. 1
TO
SECURITY AGREEMENT

THIS AMENDMENT NO. 1 to the Security Agreement (the “Amendment”) is entered into effective as of July 14, 2005, by and among Axeda Systems Inc. a Delaware corporation (the “Company”), Axeda Systems Operating Company, Inc., a Massachusetts corporation (“ASOC”), Axeda IP, Inc., a Nevada corporation (the “Subsidiary”), and JMI Equity Fund V, L.P., a Delaware limited partnership, and JMI Equity Fund V (AI), L.P., a Delaware limited partnership (collectively, the “Purchasers”).

WHEREAS, the Company, ASOC and the Purchasers have entered into that certain Security Agreement, dated as of July 8, 2005 (the “Security Agreement”).

WHEREAS, the Company, ASOC, the Subsidiary and the Purchasers desire to amend the provisions of the Security Agreement to include the Subsidiary as a “Guarantor” and an “Obligor” under the Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and conditions of the Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Additional Guarantor and Obligor. The Security Agreement is hereby amended to include the Subsidiary as a “Guarantor” and an “Obligor” for all purposes under the Security Agreement effective as of July 8, 2005, and the Subsidiary hereby consents and agrees to become a party to the Security Agreement as a “Guarantor” and an “Obligor” and agrees to be bound by, and subject to, all of the obligations and liabilities thereunder.

2. Amendment of Security Agreement. This Amendment hereby amends the Security Agreement. Except as explicitly provided in this Amendment, the Security Agreement will remain unchanged and in full force and effect. The term “Security Agreement” as used in the Security Agreement and all other instruments and agreements executed thereunder shall for all purposes refer to the Security Agreement as amended by this Amendment.

3. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Security Agreement.

5. Continued Effect; Conflict of Terms. Each of the parties hereto hereby confirms that the Security Agreement, except as expressly amended by this Amendment, remains in full force and effect. To the extent there is any conflict between the terms of the Security Agreement and this Amendment, the terms of this Amendment shall take precedence.

6. Governing Law. This Amendment shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first written above.

AXEDA SYSTEMS INC.

By:	/s/ Dale Calder
Name: Dale Calder
Title: President

AXEDA SYSTEMS OPERATING COMPANY, INC.

By:	/s/ Dale Calder
Name: Dale Calder
Title: President

AXEDA IP, INC.

By:	/s/ Dale Calder
Name: Dale Calder
Title: President

JMI EQUITY FUND V, L.P. By: JMI Associates V, L.L.C. its General Partner

By:	/s/ Bradford D. Woloson
Bradford D. Woloson
Managing Member

JMI EQUITY FUND V (AI), L.P. By: JMI Associates V, L.L.C. its General Partner

By:	/s/ Bradford D. Woloson
Bradford D. Woloson
Managing Member